UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2009

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On November 16, 2009, Energy Focus, Inc. (the "Company") issued a press release announcing its financial results for the quarter ended September 30, 2009, and hosted an investor call to discuss those results.

A copy of the press release is furnished with this Report as Exhibit 99.1 and is incorporated in this Report by reference. A copy of the written transcript of the investor conference call is also furnished with this Report as Exhibit 99.2 and is incorporated in this Report by reference.

The information under this Item in this Report, as well as Exhibits 99.1 and 99.2, are being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information under this Item in this Report, and those Exhibits, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2009, the Company issued a press release announcing that on November 13, 2009, it received a notification from the NASDAQ Listing Qualifications Department indicating that, for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued listing on the NASDAQ Global Market under NASDAQ Listing Rule 5450(a)(1). The Company, in accordance with NASDAQ Listing Rule 5810(c)(3)(A), has been provided 180 calendar days, or until May 11, 2010, to regain compliance with the minimum $1.00 per share requirement. If at any time during this grace period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of ten consecutive days, the NASDAQ Stock Market will provide the Company with a written confirmation of compliance and the matter will be closed.

If the Company does not regain compliance with Listing Rule 5450(a)(1) by May 11, 2010, the Company may be notified that its common stock is subject to delisting. At that time, the Company may appeal NASDAQ’s determination to delist its common stock to a Hearings Panel. Alternatively, the Company also may consider applying to transfer its common stock to The Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in NASDAQ Listing Rule 5505, with the exception of the bid price. If its application is approved, the Company will be afforded the remainder of The NASDAQ Capital Market’s second 180 calendar day grace period in order to regain compliance while on The NASDAQ Capital Market.

The Company believes that the closing bid price of its common stock on the NASDAQ Global Market will recover as the Company completes its transition into an integrated, turn-key, lighting, energy services provider and begins to provide growth to both its financial statement top and bottom lines.

On November 17, 2009, the Company was notified that its shareholder equity was below the listing standard of $10 million as per Rule 5450(b)(1)(A) as of the end of the third quarter. On November 9, 2009, the Company exceeded the $10 million minimum shareholder equity requirement when it received the proceeds from its recently completed $3.75 million rights offering. Thus, the Company's current shareholders' equity is in excess of the $10 million minimum requirement and the Company has regained compliance with this NASDAQ Rule.

A copy of the press release accompanies this Report as Exhibit 99.3 and is incorporated in this Report by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

November 19, 2009	By:	Joseph G. Kaveski

Name: Joseph G. Kaveski
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 16, 2009 - Energy Focus, Inc. Reports Third Quarter 2009 Results
99.2	Transcript of Investor Conference Call held on November 16, 2009
99.3	Press Release dated November 19, 2009 - Energy Focus, Inc. Announces Notice from The NASDAQ Stock Market Regarding Non-Compliance with Continued Listing Requirements